Exhibit 10.8

KKR Acquisition Sponsor I LLC
30 Hudson Yards, Suite 7500
New York, NY 10001

KKR Acquisition Holdings I Corp.

30 Hudson Yards, Suite 7500
New York, NY 10001

March [  ], 2021

Ladies and Gentlemen:

Re:          Access Agreement

KKR Acquisition Holdings I Corp. (the “Company”) is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). In connection with the Company’s proposed initial public offering of securities and related listing on the New York Stock Exchange (the “Offering”) contemplated by the Company’s registration statement on Form S-1 (Reg. No. 333-252741) (the “Form S-1”), KKR Acquisition Sponsor I LLC, the sponsor and initial stockholder of the Company (the “Sponsor”), hereby agrees with the Company (this “Agreement”) for the benefit of itself, KKR ASH I LLC (“ASH”), GSSB Corporation (the “GSSB”), and affiliates of ASH and GSSB (such affiliates, together with ASH and GSSB, the “Member Affiliates”) that:

1.
Subject to the terms and conditions herein, from the date hereof until the date of completion of the Business Combination, the Company may, on a fully paid-up, royalty-free, non-exclusive, non-assignable, non-sublicensable, worldwide basis, use the service mark “KKR” (the “Mark”), solely (a) in connection with the Company’s business as presently proposed in the Form S-1 and (b) as part of the corporate name “KKR Acquisition Holdings I Corp.” (the “Company Name”). The license in this paragraph 1 covers only the exact Company Name; the Company shall have no right to use (i) the Mark standing alone, (ii) any new trademark, corporate name or trademark containing the Mark or (iii) any modification, stylization or derivative of the Company Name, in each case, without the prior written consent of the Sponsor (acting on behalf of Kohlberg Kravis Roberts & Co. L.P. (“KKR”)) in its sole discretion.

2.
The Company acknowledges and agrees that KKR is the sole owner of all right, title and interest in and to the Mark. The Company agrees not to do anything inconsistent with such ownership, including (i) filing to register any trademark or service mark containing the Mark or (ii) directly or indirectly challenging, contesting or otherwise disputing the validity, enforceability or the ownership of the Mark (and the associated goodwill). The parties intend that any and all goodwill in the Mark arising from the Company’s use of the Company Name shall inure solely to the benefit of KKR. Notwithstanding the foregoing, in the event that the Company is deemed to own any rights in the Mark, the Company hereby irrevocably assigns, without further consideration, such rights to KKR together with all goodwill associated therewith.

3.
The Company may register the Company Name as a corporate name but shall not register the Company Name as a domain name or a social or mobile media identifier or refer to “KKR” or “Kohlberg Kravis Roberts & Co.” on the Company’s website, in each case without the prior written consent of the Sponsor (acting on behalf of KKR).  At the Sponsor’s or KKR’s option, KKR may serve as the registrant and owner of record for any authorized registrations of the Company other than the Company Name.  No registration by the Company herein shall grant the Company any interest in the Mark.

4.
The Company shall use the Company Name in a manner consistent with KKR’s high standards of and reputation for quality, and in accordance with good trademark practice wherever any of the same are used. The Company shall not take any action that could reasonably be expected to harm the Mark or the goodwill associated therewith. The Company shall use with the Company Name any applicable trademark notices as may be requested by the Sponsor (acting on behalf of KKR) or required under applicable laws, regulations, stock exchange and other rules and reputable industry practice.  The Company shall, at its sole expense, comply at all times with all applicable laws and reputable industry practice pertaining to the use of the Company Name.

5.
From the date hereof until the date of completion of the Business Combination, the Company may use the address of KKR at 30 Hudson Yards, Suite 7500, New York, New York 10001 as the Company’s corporate headquarters (“Address”).

6.
From and after the completion of the Business Combination, the rights granted to the Company pursuant to paragraphs 1-5 above shall automatically terminate without further action by Sponsor, KKR or the Company. Upon such termination (or any other termination of this Agreement or the Company’s rights to the Company Name or Address), the Company shall immediately cease all use of, and refrain from using, the Company Name and the Address and shall destroy (and delete the Company Name and Address from) all existing materials in any media in its possession or control bearing the Company Name and Address, at the Company’s expense (other than as required by applicable law or in historical business documents that the Company retains internally as part of its document retention policies and are not visible to the general public).

7.
From the date hereof until the date of completion of the Business Combination, the Sponsor agrees to provide, or cause to be provided, to the Company such services that the Form S-1 contemplates that the Sponsor will make available to the Company in respect of the business operations of the Company until the completion of the Business Combination, subject in all respects to the limitations, conditions and other terms provided in the Form S-1 or as otherwise determined by the Sponsor in its sole discretion.  Such services shall be provided by the Sponsor without charge to the Company other than the receipt and ownership of the founders stock and private placement warrants that have been or will be issued to the Sponsor as disclosed in the Form S-1; provided that (i) the Sponsor and its Member Affiliates (which includes without limitation KKR Capstone and KKR Capital Markets) shall be permitted to provide additional services from time to time to the Company and to incur additional fees and expenses in connection therewith that are either disclosed in the Form S-1 or are approved pursuant to the Company’s related party transaction policy as disclosed in the Form S-1 and (ii) the foregoing shall not restrict the Sponsor or its Member Affiliates (which includes without limitation KKR Capstone or KKR Capital Markets) from charging or assessing any fees or obtaining other payments in connection with, any investments in or financings required by the Company in connection with the Business Combination.  In addition, the Company shall reimburse the Sponsor for the Company’s pro rata share of any expenses incurred by the Sponsor or its Member Affiliates in connection with the provision of such services, including but not limited to (i) the fees, costs and expenses of outside counsel, accountants, auditors, appraisers, valuation experts, consultants, and other outside advisors and service providers with respect to the Company and a potential or actual Business Combination (including allocable compensation and expenses of KKR’s senior advisors and industry advisors) and (ii) fees, costs and expenses (including but not limited to travel expenses) of identifying, investigating (and conducting diligence with respect to), evaluating, structuring, and consummating any potential or actual initial Business Combination for the Company.  The agreement of the Sponsor to provide services to the Company pursuant to this paragraph 7 shall terminate upon the completion of the Business Combination, and any services that may be provided to the Company from and after the Business Combination shall be subject to a subsequent mutually agreed agreement between the parties.

8.
The Company agrees to indemnify and hold harmless the Sponsor and its Member Affiliates and its and their respective directors, officers, employees, principals, managers, partners, members, shareholders, equityholders, control persons, affiliates, agents, advisors, consultants and representatives (the “Indemnitees”) from any claims, losses, liabilities, obligations, causes of action, proceedings (whether pending or threatened), investigations, damages, awards, settlements, judgments, decrees, fees, costs, penalties, amounts paid in settlement or expenses (including interest, assessments and other charges in connection therewith and reasonable fees and disbursements of attorneys and other professional advisors and costs of suit) arising out of or relating to any pending or threatened claim, action, suit, proceeding or investigation against any of them or in which any of them may be a participant or may otherwise be involved (including as a witness) that arises out of or relates to (i) the performance or delivery of any services provided by the Sponsor or its Member Affiliates to the Company hereunder, (ii) any breach by the Company of this Agreement or any of its acknowledgments, agreements, covenants or undertakings hereunder, (iii) the Offering or the Company’s operations or conduct of its business, or (iv) any claim against the Sponsor or its Member Affiliates alleging any expressed or implied management or endorsement by the Sponsor or its Member Affiliates of any activities of the Company or any express or implied association between the Sponsor or any of its Member Affiliates, on the one hand, and the Company or any of its affiliates, on the other hand. The Indemnitee will promptly notify the Company in writing of any indemnified claim provided that failure or delay to give such notice shall not relieve the Company of its indemnification obligations hereunder.  The Company will, at its expense, undertake the defense of such claim with attorneys of its own choosing reasonably satisfactory in all respects to such Indemnitee, subject to the right of such Indemnitee to undertake such defense as hereinafter provided.  An Indemnitee may participate in such defense with counsel of such Indemnitee’s choosing at the expense of the Company.  In the event that the Company does not undertake the defense of any claim within a reasonable time after such Indemnitee has given the notice thereof, or in the event that such Indemnitee shall in good faith determine that the defense of any claim by the Company is inadequate or may conflict with the interest of any Indemnitee, such Indemnitee may, at the expense of the Company and after giving notice to the Company of such action, undertake the defense of the claim and compromise or settle the claim, all for the account of and at the risk of the Company.  The Company shall pay all costs and expenses (including, without limitation, attorneys’ fees and costs of experts) incurred by the Indemnitee in connection with Indemnitee’s defense of any such claim promptly (and in any event within 10 days) after receipt of any statement therefor.  In the defense of any claim against an Indemnitee, the Company shall not, except with the prior written consent of such Indemnitee, consent to entry of any judgment or enter into any settlement that includes any injunctive or other non-monetary relief or any payment of money by such Indemnitee, or that does not include as an unconditional term thereof the giving by the person or persons asserting such claim to such Indemnitee of an unconditional release from all liability on any of the matters that are the subject of such Claim and an acknowledgement that such Indemnitee denies all wrongdoing in connection with such matters.  The Company shall not be obligated to indemnify an Indemnitee against amounts paid in settlement of a claim if such settlement is effected by such Indemnitee without the prior written consent of the Company, which shall not be unreasonably withheld or delayed.  If the indemnification provided for in this paragraph is for any reason not available to an Indemnitee as a matter of law in respect of any losses, claims, damages or liabilities referred to herein, then, in lieu of indemnifying such Indemnitee therefor, the Company shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (and expenses relating thereto) (a) in such proportion as is appropriate to reflect the relative benefits to the Indemnitee, on the one hand, and the Company, on the other hand, of the subject matter of this Agreement or (b) if the allocation provided by clause (a) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (a) but also the relative fault of each of such Indemnitee and the Company, as well as any other relevant equitable considerations. Notwithstanding anything to the contrary set forth herein or otherwise, the Company acknowledges and agrees that each Indemnitee shall be an express third-party beneficiary of the provisions of this paragraph 8 and any related provision hereof that is or may extend rights to such Indemnitee.  The provisions of this paragraph 8 shall be subject in full to paragraph 13 and the obligations of the Sponsor set forth in that certain insider letter agreement, dated as of March [   ], 2021, among the Company, the Sponsor and the other parties named therein.

9.
The Company acknowledges that none of the Sponsor nor any of its Member Affiliates (which includes without limitation KKR) is acting as an agent, fiduciary or investment adviser of the Company as a result of this Agreement and its obligations hereunder, and the Company agrees that it will not claim that the Sponsor or any of its Member Affiliates has rendered any advisory services of any nature or respect, or owe any agency, fiduciary or other duty to the Company, as a result of this Agreement, the Form S-1 or any obligation or statement made hereunder or thereunder. The Company shall not, at any time after the date hereof, state, suggest or imply that Sponsor or its Member Affiliates endorses the Company or its activities or are affiliated with the Company in any way, other than to accurately reference the Sponsor’s name with respect to the specific activities contemplated by the Offering and this Agreement.  On and after the date of completion of the Business Combination, the Company shall not refer to “KKR” or “Kohlberg Kravis Roberts & Co.” or indicate having any affiliation with the Sponsor or any Member Affiliates without the Sponsor’s prior written consent (which consent may be granted and later amended or withdrawn at any time and from time to time), except in reference to the Sponsor as a current or former stockholder of the Company or as specifically required by law or regulation or by legal or judicial process.  Without limiting the foregoing, the Company shall not make any statements (written or oral), including without limitation in any meetings, presentations, press releases, websites, SEC filings, marketing materials, or other documents or circumstances, which contravene any of the provisions of this paragraph 9.

10.
The Sponsor or a Member Affiliate (on behalf of the Sponsor) may furnish confidential information to the Company or its representatives (either prior to or on or after the date hereof) and all such confidential information and all analyses, compilations, data, studies, notes, translations, memoranda or other documents prepared by the Company or its representatives containing or based in whole or in part on any such furnished information are collectively referred to herein as the “Confidential Information”; provided that Confidential Information will not include information which (i) is already in the Company’s or its representatives’ possession, provided that such information is not known by the Company or such representative to be subject to another confidentiality agreement with, or other obligation of secrecy to, the Sponsor or a Member Affiliate, (ii) is or becomes publicly available other than as a result of a disclosure by the Company or its representatives in breach of this Agreement, or (iii) is or becomes available to the Company or its representatives from a source other than the Sponsor, a Member Affiliate or one of their representatives, provided that such source is not known by the Company or its representatives to be bound by a confidentiality agreement with, or other obligation of secrecy to, the Sponsor or a Member Affiliate.  The Company agrees that the Confidential Information is the property of the Sponsor or the relevant Member Affiliate and will be used by the Company solely for the purpose of evaluating and negotiating a potential Business Combination or otherwise to conduct its business as proposed to be conducted in the Form S-1 and, except as required by law or regulation or by legal or judicial process, such information will be kept confidential by the Company and its representatives; provided, however, that (i) any Confidential Information may be disclosed to the Company’s representatives who are participating in the evaluation or negotiation of any potential Business Combination (it being understood that such representatives will be informed of the confidential and proprietary nature of the Confidential Information), (ii) any disclosure of such Confidential Information may be made to which the Sponsor consents in writing, and (iii) any disclosure of such Confidential Information may be made pursuant to law or regulation or legal or judicial process provided that the Company will notify the Sponsor of any such request and only disclose the portion of the Confidential Information that is required to be disclosed.  The Company agrees to be responsible for any breach of this paragraph 10 by its representatives. The Company will promptly, upon the written request of the Sponsor, return or destroy all written Confidential Information in its possession and will not retain any copies, extracts or other reproductions in whole or in part of such Confidential Information.

11.
The Sponsor may assign all or any part of this Agreement to ASH (or its affiliate) without the consent of the Company.  The Sponsor may assign paragraphs 7 through 15 to the extent they relate to GSSB and its affiliates to GSSB (or its affiliate) without the consent of the Company.  The Company may not assign or otherwise transfer, this Agreement or any of its rights or obligations hereunder (or assume this Agreement in bankruptcy), in whole or in part, without the prior written consent of Sponsor in its sole discretion. The Business Combination or any other merger, change of control, reorganization or sale of all or substantially all of the stock of the Company shall be deemed an “assignment” requiring the above consent, regardless of whether the Company is the surviving entity or whether such transaction constitutes an assignment under applicable law. Any assignment by the Company in violation of this paragraph 11 shall be null and void.

12.
The Sponsor shall have the right to terminate any part or all of this Agreement, including but not limited to suspending the Company’s rights regarding the Company Name and Address and terminating any part or all of the services contemplated hereunder, in each case upon 30 days prior written notice to the Company.  If either party materially breaches one or more of its obligations hereunder, the other party may terminate this Agreement, effective upon written notice, if the breaching party does not cure such breach within 15 days after written notice thereof (or any mutually agreed extension).  Notwithstanding any provision in this Agreement to the contrary, paragraphs 6, 8, 9, 11, 12, 13, 14 and 15 shall indefinitely survive any termination of this Agreement, and paragraph 10 shall survive for three years following the termination of this Agreement.

13.
Notwithstanding anything contained herein to the contrary, the Sponsor hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the trust account established in connection with the Offering for the benefit of the Company and holders of shares issued in such Offering and that it will not seek recourse against such trust account for any reason whatsoever.  Accordingly, the Sponsor acknowledges and agrees that any indemnification or other payment to be provided hereunder will only be paid by the Company (i) if prior to a Business Combination, to the extent that the Company has sufficient funds outside of the trust account to satisfy its obligations hereunder or (ii) on or after the date that the Company consummates an initial Business Combination, and in both cases such indemnification and other payments shall accrue and become due and payable immediately upon the occurrence of either event in clauses (i) and (ii).

14.
This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.  Except as otherwise provided in this paragraph 14, any dispute, controversy or claim arising out of or relating to this Agreement shall be exclusively referred to and finally resolved by confidential binding arbitration under the Rules of Arbitration of the International Chamber of Commerce by one arbitrator.  If the parties to the dispute fail to agree on the selection of an arbitrator within 30 days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment.   The arbitrator must be an attorney in good standing. The place of arbitration shall be New York, New York, and the language of the arbitration shall be English.  The parties agree that any judicial proceeding ancillary to an arbitration, including seeking to compel the other party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration, or enforcing an arbitration award may be brought in the Supreme Court of New York County in the State of New York or the United States District Court for the Southern District of New York.  In furtherance of the foregoing, the Sponsor or a Member Affiliate that directly or indirectly provided Confidential Information to the Company or its representatives is specifically entitled to enforce the provisions of paragraph 10 by bringing any action in such courts without first having to seek arbitration.  Each party hereto irrevocably submits to the jurisdiction of such courts and waives any objection to such jurisdiction or that such courts represent an inconvenient forum.

15.
This Agreement contains the entire agreement between the parties hereto and supersedes all oral statements and prior writings with respect hereto.   KKR is expressly a third-party beneficiary of this Agreement with respect to paragraphs 1 through 6 and paragraph 9. This Agreement may not be amended except by a writing executed by each party.  If any part of this Agreement is found to be unenforceable, the rest of this Agreement will remain in full force and effect, and the unenforceable part will be reformed to give the greatest effect to the parties’ original intent.  Any waiver of, or consent pursuant to, any provision of this Agreement must be in writing and is effective only to the extent specifically set forth therein.  No failure or delay by a party hereto in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or any other right hereunder.  Any rule of construction based on the identity of the party who drafted this Agreement shall be disregarded.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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This Agreement is executed as of the date first written above.

Yours faithfully,

KKR ACQUISITION SPONSOR I LLC

By:
Name:
Title:

Acknowledged and Agreed to:

KKR ACQUISITION HOLDINGS I CORP.

By:
Name:
Title: